SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             JACOBSON STORES INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

                             Jacobson Stores Inc.

 ----------------------------------------------------------------------------


                                    NOTICE

                                      OF

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

 ----------------------------------------------------------------------------

                             Jacobson Stores Inc.

                3333 Sargent Road, Jackson, Michigan 49201-8847
                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                                 May 23, 1996

                            TO THE SHAREHOLDERS OF
                             JACOBSON STORES INC.:


          The 1996 Annual Meeting of Shareholders of Jacobson Stores Inc. will be held at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, on Thursday, May 23, 1996, at 11:30 a.m., local time, for the following purposes:

          (1) To elect Herbert S. Amster, James B. Fowler, Herman S. Kohlmeyer, Jr., and Mark K. Rosenfeld as Class I Directors, to serve until the 1999 Annual Meeting of Shareholders or until their successors are elected and qualified;

          (2) To consider and act on a proposal to appoint Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending January 25, 1997; and

          (3) To transact any other business that may properly come before the meeting or any adjournments thereof.

          Common shareholders of record at the close of business on March 25, 1996 will be entitled to notice of and to vote at the meeting.

          Your attention is directed to the proxy statement submitted with this notice.

                                          By order of the Board of Directors,

                                          RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 9, 1996.

Shareholders are requested to specify their choice, date, sign and return the enclosed proxy in the enclosed envelope.

                             JACOBSON STORES INC.
                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF SHAREHOLDERS


         This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Jacobson Stores Inc. (the "Company") for use at its 1996 Annual Meeting of Shareholders, to be held Thursday, May 23, 1996, at 11:30 a.m., local time, at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy statement and the enclosed form of proxy are first sent or given to security holders on or about April 9, 1996.

         If the enclosed proxy is properly executed and returned to Norwest Bank Minnesota, N.A., 161 North Concord Exchange, P.O. Box 738, South St. Paul, Minnesota 55075-0738, the Company's Registrar and Transfer Agent, all shares represented will be voted in the manner specified. A proxy may be revoked at any time before it is exercised.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of March 1, 1996, 5,779,021-2/3 shares of the Company's Common Stock, par value $1 per share, were outstanding and entitled to vote. Common shareholders of record at the close of business on March 25, 1996 will be entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each Common share held on the record date. Shares may not be voted cumulatively.

         The following table and the explanations on pages 2-3 provide information as of March 1, 1996 (or, in three cases as explained on page 3, December 31, 1995) about each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is its only class of voting securities:

                                              Amount and Nature of
                                              Beneficial Ownership
                                      ------------------------------------
                                         Sole Voting       Shared Voting    Percent
Name and Address of Beneficial Owner  and/or Investment  and/or Investment  of Class
- ------------------------------------  -----------------  -----------------  --------
Mark K. Rosenfeld                            1,501         1,099,286-1/3      19.0
  3333 Sargent Road
  Jackson, Michigan 49201-8847

Robert L. Rosenfeld, Ph.D                   21,600         1,099,286-1/3      19.4
  4535 Fourth Road North
  Arlington, Virginia 22203-2342

David A. Rosenfeld                             325         1,099,286-1/3      19.0
  875 Battery
  San Francisco, California 94111

David L. Babson & Co., Inc.                372,900           148,200           9.0
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300

Comerica Bank                               66,393(1)        270,991(2)        5.8
  One Detroit Center
  Detroit, Michigan 48275

Dimensional Fund Advisors Inc.             344,750                --           6.0
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Franklin Resources, Inc.                   297,200           297,200           5.1
  77 Mariners Island Blvd
  San Mateo, California 94404

(1) Includes 66,393 shares over which it has sole voting power and 35,803 shares over which it has sole investment power.
(2) Includes 270,766 shares over which it has shared voting power and 270,991 shares over which it has shared investment power.

         The following table and explanation provide information as of March 1, 1996 about shares of the Company's Common Stock beneficially owned by each director, each of the five most highly compensated executive officers identified on page 8, and all directors and executive officers as a group.

                                                       Amount and Nature of
                                                       Beneficial Ownership
                                             ---------------------------------------
                                                Sole Voting         Shared Voting     Percent
        Name                                 and/or Investment   and/or Investment(1) of Class
        ----                                 -----------------   -------------------- --------
Herbert S. Amster                                  4,750  (2)           5,809             *
James B. Fowler                                   15,579  (3)           1,187             *
Paul W. Gilbert                                    6,750  (3)          17,836    (4)      *
George P. Kelly                                    1,750  (5)             500             *
Herman S. Kohlmeyer, Jr                            7,000  (2)         206,000-2/3        3.7
Kathleen McCree Lewis                              3,000  (6)              --             *
Patricia Shontz Longe, Ph.D                        5,000  (2)              --             *
Robert L. Moles                                    6,612  (7)              --             *
Michael T. Monahan                                 3,500  (2)              --             *
Philip H. Power                                    3,800  (2)              --             *
Mark K. Rosenfeld                                  1,501            1,099,286-1/3 (8)   19.0
Richard Z. Rosenfeld                              86,854  (9)          40,710            2.2
Robert L. Rosenfeld, Ph.D                         21,600            1,099,286-1/3 (8)   19.4
James L. Wolohan                                   3,000  (6)              --             *
All directors and executive                   178,8451/3 (10)       1,373,972    (11)   26.6
  officers (17 persons including
  those named above)

             * Less than 1% of the class

 (1) Includes shares the spouse and/or children of the named individual owns or has the right to acquire individually or jointly with the named individual.

 (2) Includes 2,500 shares that may be acquired on exercise of options.

 (3) Includes 6,750 shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1996.

 (4) Includes 1,836 shares that may be acquired on conversion of debentures.

 (5) Includes 1,750 shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1996. Mr. Kelly resigned effective March 25, 1996, and his options expired upon his resignation.

 (6) Includes 2,000 shares that may be acquired on exercise of options.

 (7) Includes 3,250 shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1996.

 (8) Includes 8,500 shares that may be acquired by Mark K. Rosenfeld on exercise of options which are exercisable within 60 days after March 1, 1996, 2,500 shares that may be acquired by Robert L. Rosenfeld on exercise of options, and 459 shares that may be acquired by Mark K. Rosenfeld or his wife as custodian and by his adult son on the conversion of debentures.

 (9) Includes 1,500 shares that may be acquired on exercise of options.

(10) Includes 43,125 shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1996.

(11) Includes 11,000 shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1996, and 2,295 shares that may be acquired on the conversion of debentures.

         Information about beneficial ownership, set forth in the stock ownership tables, is based on information furnished by the shareholder, director, or executive officer.

         The following additional information is furnished in explanation of the stock ownership tables:

         261,265-1/3 shares of Common Stock registered in the names of Robert
L. Rosenfeld individually and as trustee, and his wife, 256,329 shares in the names of David A. Rosenfeld and his wife, 299,467 shares in the names of Mark
K. Rosenfeld and his wife individually and as trustee or custodian, and an adult son of Mark K. Rosenfeld, and 270,766 shares in the Marjorie L. Rosenfeld Trust, are subject to a Voting and Transfer Restriction Agreement. Comerica Bank is Co-Trustee (with Robert L. Rosenfeld) of the Marjorie L. Rosenfeld Trust and shares voting and investment power over the 270,766 shares held in that trust. Any two of the three brothers may vote all shares subject to the Agreement. The transfer of the shares is restricted by the terms of the Agreement. The Agreement continues until December 31, 2000, unless it is terminated earlier according to its terms. Each party disclaims any beneficial interest in the shares owned by his brothers and the wife, trusts and issue of his brothers. All shares subject to the Agreement, as well as 11,459 shares that may be acquired on exercise of options and conversion of debentures, as referred to in note (8) above, are shown in the stock ownership tables as beneficially owned by each of the brothers, but are counted only once in the total for all directors and executive officers.

         40,279 shares of Common Stock are held by Richard Z. Rosenfeld as trustee under revocable Trust Agreement dated December 14, 1968, established by Jacques A. Preis. Richard Z. Rosenfeld disclaims any beneficial interest in the shares, but they are shown as beneficially owned by him.

         As of December 31, 1995, David L. Babson & Co., Inc., a registered investment advisor, exercised investment discretion with respect to 521,100 shares of the Company's Common Stock which were owned by various investors. The foregoing information is based solely on a Schedule 13G report, dated February 12, 1996, filed by David L. Babson & Co., Inc. with the Securities and Exchange Commission.

         As of March 1, 1996, Comerica Bank held, as beneficial owner, an aggregate of 337,384 shares of the Company's Common Stock, which includes 979 shares which may be acquired on the conversion of debentures, in various fiduciary capacities, including 28,890 shares as Trustee of the Company's Pension Plan. Comerica Bank has sole voting power over 66,393 of these shares, sole dispositive power over 35,803 of these shares, shared voting power over 270,766 of these shares and shared investment power over 270,991 of these shares, including 270,766 shares held in the Marjorie L. Rosenfeld Trust for which Comerica Bank acts as Co-Trustee with Robert L. Rosenfeld. The foregoing information is based solely on information furnished to the Company by Comerica Bank on March 29, 1996.

         As of December 31, 1995, Dimensional Fund Advisors Inc., a registered investment advisor, was deemed to have beneficial ownership of 344,750 shares of the Company's Common Stock held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The foregoing information is based solely on a
Schedule 13G report, dated February 7, 1996, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

         As of December 31, 1995, (i) Franklin Resources, Inc., an investment advisor and parent holding company, (ii) Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc. and investment advisors, and (iii) Franklin Balance Sheet Investment Fund, an investment company, were deemed to have sole voting power and shared investment power over 297,200 shares of the Company's Common Stock. The foregoing information is based solely on a Schedule 13G report, dated February 12, 1996, filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Balance Sheet Investment Fund with the Securities and Exchange Commission.

         The shareholdings reported above exclude the beneficial interest of the executive officers of the Company in 234,632 shares of Common Stock held in the Company's pension and profit sharing plans.


Stock Ownership Reports

         Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding 10% or more of its Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "S.E.C."). The Company is required to report in this proxy statement any late filings of reports of stock transactions in fiscal 1995, and any known failure to file a required report. Based on written representations of its directors, executive officers and 10% shareholders, and copies of reports that have been filed with the S.E.C. and furnished to the Company, the Company believes that all such persons complied with the filing requirements for all transactions in fiscal 1995.


                             ELECTION OF DIRECTORS

         The Company's Restated Articles of Incorporation provide for a Board of Directors consisting of not less than three members as determined by the affirmative vote of at least two-thirds of the entire Board. The directors are divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting are elected for a three-year term. If a quorum is present, the four nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.

         The directors whose term of office expires at the 1996 Annual Meeting of Shareholders are Herbert S. Amster, James B. Fowler, Herman S. Kohlmeyer, Jr., and Mark K. Rosenfeld (Class I Directors). The Board of Directors has determined that the number of directors shall be twelve and has nominated Herbert S. Amster, James B. Fowler, Herman S. Kohlmeyer, Jr., and Mark K. Rosenfeld, each of whom is currently a director, as Class I Directors, to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. The terms of office of the Class II and Class III Directors will expire at the annual meetings of shareholders in 1997 and 1998, respectively.

         It is intended that each proxy given pursuant to this solicitation will be voted in favor of election of each of the four director nominees named, unless the shareholder withholds authority to vote for any one or more or all nominees in the manner indicated on the proxy.

         Management has no reason to believe that any nominee will be unable to serve; but if any should be unable to serve, the persons named in the enclosed proxy will vote for a substitute nominee or nominees, and/or for fewer nominees, according to their judgment.

         Proxies cannot be voted for more than four nominees.

         The following information is furnished with respect to the members of the Board of Directors and nominees:

                                                                                         First                       Current
                                       Principal Occupation and                          Became                        Term
         Name                         Positions with the Company            Age         Director       Class         Expires
         ----                         --------------------------            ---         --------       -----         -------
Herbert S. Amster (2,3)            Management consultant                     61            1967          I             1996

James B. Fowler (1,2)              President, Jacobson Stores Inc.           48            1988          I             1996

Paul W. Gilbert (1)                Vice Chairman of the Board,               51            1988         II             1997
                                   Jacobson Stores Inc.

Herman S. Kohlmeyer, Jr. (2)       Senior Vice President-Investments,        63            1971          I             1996
                                   Prudential Securities, Inc.,
                                   New Orleans, Louisiana

Kathleen McCree Lewis              Attorney; member, Dykema Gossett          48            1993        III             1998
                                   PLLC, Detroit, Michigan

Patricia Shontz Longe, Ph.D. (3)   Economist; Senior partner,                62            1973         II             1997
                                   The Longe Company, investment,
                                   management and economic consulting
                                   company, Naples, Florida

Michael T. Monahan (3)             President, Comerica Bank,                 57            1990        III             1998
                                   Detroit, Michigan

Philip H. Power (3)                Chairman of the Board, Suburban           57            1985         II             1997
                                   Communications Corporation,
                                   newspaper publisher, Livonia, Michigan

Mark K. Rosenfeld (1,2,3)          Chairman of the Board and                 50            1976          I             1996
                                   Chief Executive Officer,
                                   Jacobson Stores Inc.

Richard Z. Rosenfeld (3)           Of Counsel, Rosenfeld,                    64            1957        III             1998
                                   Grover & Frang, P.C., Attorneys,
                                   Jackson, Michigan; Secretary,
                                   Jacobson Stores Inc.

                                                                                         First                       Current
                                       Principal Occupation and                          Became                        Term
         Name                         Positions with the Company            Age         Director       Class         Expires
         ----                         --------------------------            ---         --------       -----         -------
Robert L. Rosenfeld, Ph.D.         Program Manager, Defense                  58            1967         II             1997
                                   Advanced Research Projects Agency,
                                   U.S. Department of Defense,
                                   Arlington, Virginia

James L. Wolohan                   Chairman, President and Chief             44            1993        III             1998
                                   Executive Officer, Wolohan
                                   Lumber Co., Saginaw, Michigan

(1) Members of Executive Committee.
(2) Class I Directors, whose current term expires at the 1996 Annual Meeting; nominated to serve until 1999.
(3) See information on page 6 under the caption "Certain Relationships and Related Transactions."

         Mr. Amster has been an independent management consultant for the past five years. He is a director of TriMas Corporation and First of America Bank-Michigan, N.A.

         Mr. Fowler has held merchandising positions with the Company since 1972, was Vice President-Divisional Merchandise Manager, 1984-1987, was Executive Vice President-Marketing, 1987-1993, and has been President since 1993.

         Mr. Gilbert was Vice President and Controller of the Company, 1976-1984, Senior Vice President and Chief Financial Officer, 1984-1988, Executive Vice President and Chief Financial Officer, 1988-1993, and Treasurer, 1991-1993, and has been Vice Chairman of the Board since 1993.

         Mr. Kohlmeyer was First Vice President of Thomson McKinnon Securities, Inc., 1981-1987, and has been Senior Vice President-Investments of Prudential Securities, Inc., a broker-dealer, since 1988.

         Ms. Lewis has been a member of Dykema Gossett PLLC, a law firm, and its predecessor since 1973.

         Dr. Longe was Professor of Business Administration in the Graduate School of Business Administration of the University of Michigan for more than five years prior to 1986. She has been senior partner of The Longe Company, an investment, management and economic consulting company, of Naples, Florida, since 1981. She is a director of The Detroit Edison Company, The Kroger Company, Comerica Incorporated, The Warner-Lambert Company, and DTE Energy Company.

         Mr. Monahan was an executive officer of Manufacturers Bank, N.A. for more than five years, and was President and Chief Operating Officer, 1989-1992. Following the merger of Comerica Incorporated and Manufacturers National Corporation in 1992, he has been President and a director of Comerica Bank. In addition, he has been President and a director of Comerica Incorporated since 1993.

         Mr. Power founded Suburban Communications Corporation, a publisher of newspapers, in 1965, and has been its Chairman of the Board since that date. He is a director of Daedalus Enterprises, Inc., and a Regent of the University of Michigan.

         Mark K. Rosenfeld has been an executive officer of the Company since 1976, was President, 1982-1993, Chief Operating Officer, 1987-1992, and has been Chief Executive Officer since 1992 and Chairman of the Board since 1993. He is a director of TCF Financial Corporation.

         Richard Z. Rosenfeld was a member of Rosenfeld, Grover & Frang, P.C., a law firm, from 1981 until his retirement in 1995, and he continues to serve as of Counsel to the firm. He has been Secretary of Jacobson Stores Inc. since 1964.

         Dr. Robert L. Rosenfeld held various engineering and administrative positions with Consumers Power Company, a public utility, from 1970-1984; was Principal Engineer with Technical Analysis Corporation, technical consultants, 1984-1985; and has been Program Manager, Defense Advanced Research Projects Agency (formerly Advanced Research Projects Agency from 1993-1996) since
1985.

         Mr. Wolohan has held executive positions with Wolohan Lumber Co. for more than ten years. He was Vice President and General Merchandise Manager, 1984-1986, President and Chief Operating Officer, 1986-1987, has been President and Chief Executive Officer since 1987, and has also been Chairman of the Board since 1994.

         Robert L. and Mark K. Rosenfeld are brothers. Richard Z. Rosenfeld is their first cousin.


Certain Relationships and Related Transactions

         The Company and its subsidiaries have business relationships and transactions in the ordinary course of business with the following entities, of which the directors of the Company named below are officers or directors. The Company considers that the terms of all transactions referred to are comparable to those which would have been reached with unaffiliated parties.

         The Company and its subsidiaries regularly deposit money with and borrow money from various banks, including Comerica Bank and First of America Bank-Michigan, N.A. Michael T. Monahan is President and a director of Comerica Bank, and President and a director of Comerica Incorporated. Patricia Shontz Longe is a director of Comerica Incorporated, the holding company which operates Comerica Bank. Herbert S. Amster is a director of First of America Bank-Michigan, N.A. During its last fiscal year, the Company and its subsidiaries paid $1,500,000 of interest to First of America Bank-Michigan, N.A. at rates ranging from 6.44% to 7.51%. At January 27, 1996, the total unpaid principal balance of all borrowings of the Company and its subsidiaries from that bank was $21,273,000. Information on the Company's banking relationships with Comerica Bank in fiscal 1995 is reported on page 12 under the caption "Compensation Committee Interlocks and Insider Participation."

         The Company regularly advertises in various newspapers and other periodicals, including newspapers published by Suburban Communications Corporation, of which Philip H. Power is Chairman of the Board. During its last fiscal year, the Company paid newspapers published by Suburban Communications Corporation $86,000 for advertising space.

         The Company retained Rosenfeld, Grover & Frang, P.C., of which Richard Z. Rosenfeld was a member and continues to serve as of Counsel, as its primary legal counsel until June 30, 1995, and that law firm continues to provide legal services to the Company. Information on the fees paid by the Company to that law firm is reported on page 12 under the caption
"Compensation Committee Interlocks and Insider Participation".


Compensation of Directors

         The Company compensates its directors at the rate of $9,000 per year ($12,000 for committee chair) plus $750 for each Board meeting attended and each committee meeting attended; except that no director fees are paid to any director who is a full-time employee of the Company (Mark K. Rosenfeld, Mr. Gilbert, and Mr. Fowler). Directors are eligible to defer director fees, with interest thereon, until after termination of service as a director of the Company.

         Under the Company's Stock Option Plan of 1994, non-statutory stock options were granted in 1995 to the following directors who are not full-time employees of the Company, at $9 3/4, which was the fair market value on the date of grant:

Name                             Options
- ----                             -------
Herbert S. Amster                 500 sh.
Herman S. Kohlmeyer, Jr           500
Kathleen McCree Lewis             500
Patricia Shontz Longe, Ph.D       500
Michael T. Monahan                500
Philip H. Power                   500
Richard Z. Rosenfeld              500
Robert L. Rosenfeld, Ph.D         500
James L. Wolohan                  500

         The term of each director option is five years. No director options have been exercised.

         The Company retained Rosenfeld, Grover & Frang, P.C., of which Richard Z. Rosenfeld was a member and continues to serve as of Counsel, as its primary legal counsel until June 30, 1995, and that law firm continues to provide legal services to the Company. Information on the fees paid by the Company to that law firm is reported on page 12 under the caption
"Compensation Committee Interlocks and Insider Participation".

Committees and Meetings of the Board of Directors

         The Company's Board of Directors held six meetings during the year ended January 27, 1996.

         There are four permanent committees of the Board of Directors:
Executive Committee, Audit Committee, Compensation Committee and Directors Committee.

         The Audit Committee consists of Directors Amster (Chair), Lewis, Power and Robert L. Rosenfeld. It met three times during the year. The Audit Committee reviews the Company's accounting policies and reporting practices, and the adequacy of the system of internal controls; reviews and evaluates the scope and results of the audits completed by the Company's internal auditor; recommends to the Board, subject to shareholder approval, the selection of independent public accountants; reviews the quality standards maintained in their audit of the Company's financial statements; and evaluates their independence and professional competence, as well as the scope and results of their audit.

         The Compensation Committee consists of Directors Kohlmeyer (Chair), Monahan, Richard Z. Rosenfeld and Wolohan. It met four times during the year. It provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies, administers the Company's Deferred Compensation Plan, evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers, and serves as the employee option committee under the Company's Stock Option Plan of 1994.

         The Directors Committee consists of Directors Monahan (Chair), Kohlmeyer, Longe, Richard Z. Rosenfeld and Mark K. Rosenfeld. It met twice during the year. It considers nominees for directorship in the Company. The Company's Restated Articles of Incorporation contain procedures to be followed by any shareholder who intends to nominate a candidate for the Board of Directors. A written notice should be delivered to the Secretary of the Company not less than 120 days before the anniversary date of the Company's proxy statement for the previous year's annual meeting of shareholders. The notice should set forth the name, age, business address and residence address of each nominee proposed; the principal occupation or employment of each nominee; the number of shares of stock of the Company which are beneficially owned by each nominee; a statement that the nominee is willing to be nominated; and such other information concerning each nominee as is required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. Any nomination not made in accordance with this procedure will be void.

         During the year, every director attended at least 75% of the meetings of the Board and any committees on which the director served.

                            EXECUTIVE COMPENSATION


         The following table and footnotes summarize the compensation for the last three fiscal years of each of the Company's five most highly compensated executive officers in fiscal 1995:

                          Summary Compensation Table
                                                                  Long-Term
                                                                 Compensation
                                                                    Awards
                                                    Annual        Securities
                                               Compensation (1)   Underlying
                                             -------------------    Options/      All Other
                                               Salary     Bonus       SARs     Compensation (2)
Name and Principal Position         Year         ($)       ($)        (#)            ($)
- ---------------------------         ----     ----------  -------  ------------ ----------------
Mark K. Rosenfeld                   1995      $310,000      $0        30,000 sh   $  2,171
  Chairman of the Board             1994       310,000       0         5,000         2,037
  and Chief Executive Officer       1993       280,000       0             0         2,480

Paul W. Gilbert                     1995       220,000       0        24,000         1,449
  Vice Chairman of the Board        1994       210,000       0         3,000         1,463
                                    1993       180,000       0             0         1,429

James B. Fowler                     1995       210,000       0        24,000         1,377
  President                         1994       210,000       0         3,000         1,382
                                    1993       180,000       0             0         1,340

George P. Kelly (3)                 1995       200,000       0         9,000           900
  Senior Vice President-            1994       195,000       0         2,500             0
  General Merchandise Manager

Robert L. Moles                     1995       130,000       0        11,000           786
  Senior Vice President-Stores      1994       126,000       0         1,500           737
                                    1993       120,000       0             0           645

(1) The only types of other annual compensation for each of the named executive officers were in the form of perquisites in amounts less than the level required for reporting.

(2) The amounts shown as other compensation include, for 1995, 1994 and 1993, respectively: (a) Company contributions to the Jacobson's Retirement Savings & Profit Sharing Plan (401(k) plan) (Mr. Rosenfeld $901, $978 and $1,472; Mr. Gilbert $905, $956 and
     $961; Mr. Fowler $900, $956 and $963; Mr. Kelly $900, $0 and $0;
     and Mr. Moles $786, $737 and $645); (b) the taxable economic benefit, or portion of the premium paid by the Company that is attributable to term life insurance coverage under split-dollar life insurance agreements (Mr. Rosenfeld $321, $301 and $283; Mr. Gilbert $544, $507 and $468; and Mr. Fowler $477, $426 and $377);
     and (c) the dollar increase in the excess of the cash surrender value of split dollar life insurance policies over the cumulative net premiums paid by the Company (Mr. Rosenfeld $949, $758 and $725).

(3) Mr. Kelly was first employed by the Company in fiscal 1994 and he resigned as an officer of the Company effective March 25, 1996.

Options

      The table below reports options granted during the last fiscal year to each of the five most highly compensated executive officers of the Company. The Company has not granted any stock appreciation rights (SARs).


                     Option/SAR Grants in Last Fiscal Year

                                 Individual Grants                                                      Potential
- -----------------------------------------------------------------------------------------          Realizable Value at
                     Number of         % of Total                                                     Assumed Annual
                     Securities       Options/SARs                                                 Rates of Stock Price
                     Underlying        Granted to                                                      Appreciation
                    Options/SARs       Employees          Exercise                                   for Option Term
                      Granted          in Fiscal       or Base Price           Expiration       ------------------------
Name                    (#)               Year             ($/sh)                 Date             5%($)          10%($)
- ----                -------------     ------------     -------------           ----------       ---------       --------

Mark K. Rosenfeld      15,000             7.5             $  10.25           March 14, 2005      $  96,693     $ 245,038
                       15,000             7.5                 9.00           January 23, 2006       84,901       215,155
Paul W. Gilbert        12,000               6                10.25           March 14, 2005         77,354       196,030
                       12,000               6                 9.00           January 23, 2006       67,921       172,124
James B. Fowler        12,000               6                10.25           March 14, 2005         77,354       196,030
                       12,000               6                 9.00           January 23, 2006       67,921       172,124
George P. Kelly         4,500            2.25                10.25           March 14, 2005         29,008        73,511
                        4,500            2.25                 9.00           January 23, 2006       25,470        64,547
Robert L. Moles         5,500            2.75                10.25           March 14, 2005         35,454        89,847
                        5,500            2.75                 9.00           January 23, 2006       31,130        78,890

         Each option referred to in the foregoing table is a non-statutory option, has a term of ten years, and vests at the rate of 25% per year, commencing on the first anniversary of the date of grant. The exercise price is not less than the market value of the Company's Common Stock on the date of grant. Mr. Kelly's options expired upon his resignation on March 25, 1996.

         The table below reports options exercised in the last fiscal year by each of the five most highly compensated executive officers of the Company, and the number and fiscal year-end value of options held by each such executive officer.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                             Number of Securities             Value of Unexercised
                                                            Underlying Unexercised         In-The-Money Options/SARs
                      Shares Acquired      Value       Options/SARs at Fiscal Year-end       at Fiscal Year-end (1)
                        on Exercise     Realized (1)                 (#)                              ($)
Name                       (#)              ($)           Exercisable/Unexercisable        Exercisable/Unexercisable
- ----                  ----------------  ------------   -------------------------------     -------------------------
Mark K. Rosenfeld           0             $  0                  4,750/33,750  sh.                 $   0/0
Paul W. Gilbert             0                0                  3,750/26,250                          0/0
James B. Fowler             0                0                  3,750/26,250                          0/0
George P. Kelly (2)         0                0                    625/10,875                          0/0
Robert L. Moles             0                0                  1,875/12,125                          0/0

(1) Market value of underlying securities at exercise or fiscal year-end, minus the exercise or base price.
(2)  Mr. Kelly's options expired upon his resignation on March 25, 1996.

Long-Term Incentive Plans

         The Company does not have a long-term incentive plan.

Pension Plan

         The following table summarizes benefits under the Company's pension plan:

                                      Years of Service
   Average        ----------------------------------------------------------
Remuneration          15              20             25              30
- ----------------------------------------------------------------------------
$ 125,000         $   18,850      $   25,100     $   31,350      $   37,600
  150,000             22,600          30,100         37,600          45,100
  175,000             26,350          35,100         43,850          52,600
  200,000             30,100          40,100         50,100          60,100
  225,000             33,850          45,100         56,350          67,600
  250,000             37,600          50,100         62,600          75,100
  300,000             45,100          60,100         75,100          90,100
  350,000             52,600          70,100         87,600         105,100

         The Plan recognizes a maximum of 30 years credited service.

         Benefits under the plan are based on an employee's cash compensation, including contributions to the Company's 401(k) plan, but excluding deferred compensation and compensation which exceeds the applicable limitation under the Internal Revenue Code. Benefits are computed on the basis of total compensation for the 30 calendar years during which an employee's compensation was highest, or the entire period of employment if less than 30 years. Benefits are paid as a monthly annuity, and are not subject to deduction for social security or other offset amounts.

         For each of the five most highly compensated executive officers, all of their salary reported in the Summary Compensation Table, and the Company's contributions on their behalf to the 401(k) plan, are eligible for consideration in computing their benefits under the pension plan, subject to the applicable limitation under the Internal Revenue Code. That limitation was $150,000, $150,000 and $235,840, for 1995, 1994 and 1993, respectively.

         The years of credited service of the five most highly compensated executive officers are:

                   Years of Service
                   ----------------
Mark K. Rosenfeld      24 years
Paul W. Gilbert        21 years
James B. Fowler        24 years
George P. Kelly         2 years
Robert L. Moles        30 years

Executive Officer Employment and Severance Agreements

         The Company's employment agreement with Mark K. Rosenfeld is for a term of five years commencing February 1, 1996 at an annual salary of $310,000. The Agreement authorizes Mr. Rosenfeld to defer payment of any part of the salary and interest thereon until after his retirement or death pursuant to the Company's Deferred Compensation Plan. None of Mr. Rosenfeld's salary for the year ended January 1996 was deferred. The agreement provides that, in the event of Mr. Rosenfeld's death during the term of the agreement,
(i) his salary will continue for three years at the rate in effect immediately before his death, (ii) he will receive a pro-rata bonus for the year of his death, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical and hospitalization insurance for his spouse and dependents for five years. The Company may offset against these payments the proceeds of any increased insurance it provides on Mr. Rosenfeld's life after January 31, 1996.

         If Mr. Rosenfeld's employment is terminated as a result of his permanent incapacity during the term of the agreement, (i) his salary will continue for three years at the rate in effect immediately prior to his incapacity, and then at one-half such rate for two more years, (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical, hospitalization and life insurance for Mr. Rosenfeld and his spouse and dependents for five years. The Company may offset against these payments (i) any disability benefits paid under any insurance maintained by the Company, and (ii) if Mr. Rosenfeld dies while these payments are being made, the proceeds of any increased insurance the Company provides on Mr. Rosenfeld's life after January 31, 1996.

         If the Company terminates employment without good cause before the expiration of the term, (i) Mr. Rosenfeld's salary will continue at the rate in effect immediately prior to termination and the Company will provide continued medical and hospitalization insurance for the balance of the term or one year, whichever is greater, and (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year. Commencing one year after termination, the Company's continuing payment obligation, if any, will be reduced by the amount of any salary, consulting fees, or other compensation or remuneration for services thereafter received by him with respect to any remaining part of the period covered by the Company's obligation, and the Company's continuing medical and hospitalization insurance obligation shall be reduced by the amount of any other medical and hospitalization insurance provided to Mr. Rosenfeld with respect to any remaining part of such period.

         The Company's employment agreements with Mr. Gilbert and Mr. Fowler are each for a term of three years commencing February 1, 1996. The agreements provide for an annual salary of $220,000 for Mr. Gilbert and $210,000 for Mr. Fowler. Each agreement authorizes the executive to defer payment of any part of the salary and interest thereon until after his retirement or death pursuant to the Company's Deferred Compensation Plan. None of Mr. Gilbert's or Mr. Fowler's salary for the year ended January 1996 was deferred. Each agreement also provides that, in the event of the executive's death during the term of the agreement, (i) his salary will continue for two years at the rate in effect immediately before his death, (ii) he will receive a pro-rata bonus for the year of his death, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical and hospitalization insurance for his spouse and dependents for five years. The Company may offset against these payments the proceeds of any increased insurance it provides on the executive's life after January 31, 1996.

         If the executive's employment is terminated as a result of his permanent incapacity during the term of the agreement, (i) his salary will continue for two years at the rate in effect immediately before his incapacity and then at one-half such rate for one more year, (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical, hospitalization and life insurance for the executive and his spouse and dependents for five years. The Company may offset against these payments
(i) any disability benefits paid under any insurance maintained by the Company, and (ii) if the executive dies while these payments are being made, the proceeds of any increased insurance the Company provides on the executive's life after January 31, 1996.

         If the Company terminates employment without good cause before the expiration of the term, (i) the executive's salary will continue, at the rate in effect immediately before termination, and the Company will provide continued medical and hospitalization insurance, for the balance of the term or one year, whichever is greater, and (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year. Commencing one year after termination, the Company's continuing payment obligation, if any, will be reduced by the amount of any salary, consulting fees, or other compensation or remuneration for services thereafter received by him with respect to any remaining part of the period covered by the Company's obligation, and the Company's continuing medical and hospitalization insurance obligation shall be reduced by the amount of any other medical and hospitalization insurance provided to the executive with respect to any remaining part of such period.

         The Company had an employment agreement with Mr. Kelly that continued on a month-to-month basis at an annual salary of $200,000. This agreement terminated effective March 25, 1996, upon Mr. Kelly's resignation. The Company has offered to pay Mr. Kelly approximately $45,600 (less applicable withholding taxes) in severance benefits. Mr. Kelly has not yet accepted the Company's offer.

         The Company's employment agreement with Mr. Moles is for a term of one year ending January 25, 1997, at an annual salary of $130,000. The agreement provides that if the Company terminates Mr. Moles' employment without cause or if Mr. Moles terminates his employment for good reason within one year after a change in control (defined as described below in connection with the agreements with Messrs. Rosenfeld, Gilbert and Fowler), his salary will continue until 12 months after the date such change in control occurs.

         The Company and each of Mark K. Rosenfeld, Paul W. Gilbert, and James
B. Fowler have entered into change in control severance agreements providing the benefits described below if (i) a change in control of the Company occurs within the period described below, and (ii) (A) the executive's employment is terminated by the Company without cause or by the executive for good reason during the period beginning 90 days before the change in control and ending two years after the change in control, or (B) the executive terminates his employment with the Company at any time during the 13th month after the change in control for any reason or for no reason. The change in control must occur on or before the earliest of (A) the expiration of the term of the written employment agreement between the executive and the Company, (B) the executive's death or disability, and (C) January 31, 2001.

For purposes of the agreements, a change in control generally includes (i) the acquisition by any person or group (excluding specified persons affiliated with the Company) of 40% or more of the Company's voting securities, (ii) various business combinations involving the Company if the Company's shareholders do not own more than 50% of the surviving entity, (iii) specified sales of substantially all of the Company's assets, and (iv) the continuing directors of the Company cease to be a majority of the Company's directors.

         The severance benefits provided by the agreements are (i) continued salary through the later of two years after termination of employment and the termination date of the executive's written employment agreement with the Company (the "Time"), (ii) a pro-rata bonus for the year of termination, equal to the prior year's bonus adjusted for the actual number of days worked in the year of termination, (iii) an amount equal to the prior year's bonus multiplied by the Time (in years and fractions of a partial year), and (iv) continued medical, dental, life, disability, hospitalization, optical and prescription drug coverage, automobile allowances and benefits and payments under the Company's Split Dollar Agreements with the executives during the Time. The benefits are limited, however, to the amount equal to $1.00 less than the amount that would result in the executive receiving a parachute payment resulting in an excise tax under Section 280G of the Internal Revenue Code. Pursuant to the agreements, each executive has also agreed to non-competition, confidentiality and non-solicitation provisions.

         The Company has amended the Jacobson Stock Option Plan of 1994 to provide that all options granted to employees under that plan shall become immediately exercisable in full immediately before a change in control of the Company. The definition of change in control under the plan is substantially the same as the definition under the change in control severance agreements.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Company's Board of Directors has consisted of Directors Kohlmeyer (Chair), Monahan, Richard Z. Rosenfeld and Wolohan since May 25, 1995. During 1995 before May 25, 1995, the Compensation Committee consisted of Directors Amster, Kohlmeyer, Longe, Monahan, Power, Wolohan and Mark K. Rosenfeld.

         During fiscal 1995, Mark K. Rosenfeld and Richard Z. Rosenfeld served as Chairman of the Board and Chief Executive Officer and as Secretary of the Company, respectively. In addition, Herbert S. Amster is a former officer of the Company. No executive officer of the Company serves as a director or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers also serves as a director of the Company.

         Mr. Monahan is President and a director of Comerica Bank and President and a director of Comerica Incorporated. During its last fiscal year, the Company and its subsidiaries borrowed $10,931,000 from Comerica Bank, paid $2,421,000 in interest to Comerica Bank at rates ranging from 6.38% to 8.75%, paid $51,000 in fees to Comerica Bank pursuant to various loan agreements, and paid $772,000 in rent to a subsidiary of Comerica Bank for leased computer equipment and software. At January 27, 1996, the total unpaid principal balance of all borrowings of the Company and its subsidiaries from Comerica Bank, and total rental to be paid under the equipment lease, was $33,173,000.

         Comerica Bank is also a depository of funds of the Company and its subsidiaries; trustee under an indenture relating to indebtedness of one of the Company's subsidiaries; and trustee of the Company's Pension Plan, which holds 28,890 shares of the Company's Common Stock. The Company paid approximately $148,000 in fees for such services in fiscal 1995.

         Information concerning the Company's banking relationships with Comerica Bank and First of America Bank-Michigan, N.A. and the relationship of Directors Monahan, Longe and Amster with those banks is reported on page 6 under the caption "Certain Relationships and Related Transactions". Information concerning the Company's advertising in newspapers published by Suburban Communications Corporation and the relationship of Director Power to that corporation is reported on page 6 under the caption "Certain Relationships and Related Transactions".

         Richard Z. Rosenfeld was a member of Rosenfeld, Grover & Frang, P.C., General Counsel to the Company, until his retirement on June 30, 1995. He continues to serve as of Counsel to that firm, and the firm continues to provide legal services to the Company. Mr. Rosenfeld also continues to be Secretary to the Company. During its last fiscal year, the Company paid Rosenfeld, Grover & Frang, P.C. $28,000 for legal services and $2,000 for reimbursed expenses.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies, administers the Company's Deferred Compensation Plan, and evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers (including the five most highly compensated). The Committee also serves as the employee option committee under the Company's Stock Option Plan.

         The Committee uses a number of resources to assist the Committee in making informed decisions regarding compensation. The Committee utilizes Company research on industry practices and financial performance, including those of companies included in the Company's peer group index, as support to the Committee in fulfilling its responsibilities. In addition, the Company and the Committee from time to time consult with independent compensation consultants.

         The Company seeks to provide executive compensation that will support achievement of the Company's goals while attracting and retaining talented executives and rewarding superior performance. The Company implements this policy through salaries, bonuses, stock options, and employment and severance agreements, and benefit plans which are generally available to all Company employees.

         Base salary. The Company's practice is to set base salary levels for the Company's executive officers which generally are competitive in relation to the salary levels of executive officers in other companies of comparable size within the retail industry, taking into consideration the position's complexity, responsibility, working environment, and need for special expertise. Increases in base salary are determined by merit as measured by the Committee's subjective evaluation of the Company's performance and financial condition, the executive's individual performance and position in the salary range, developments within the industry and management's recommendations.

         Bonuses. The Company has a bonus plan to compensate its executive officers for achieving the Company's return on sales target set near the beginning of each fiscal year and for their individual performance during the year. Bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals, increase shareholder value, and work as a team. Bonuses are also intended to recognize the executive officer's individual contributions to the Company.

         For the fiscal year ended January 27, 1996, the Jacobson Stores Inc. 1995 Management Incentive Plan (the "1995 Plan") covered all the executive officers of the Company. Pursuant to the 1995 Plan, a bonus pool was established for each executive officer equal to 15% to 35% of the executive officer's 1995 base salary if 100% of the corporate and individual performance targets were reached. The bonus pool was to be reduced pro-rata for performance less than the target and eliminated entirely if certain minimum performance thresholds (80% of the targets) were not met, or increased to a maximum of 22.5% to 52.5% of base salary if 125% of the targets were achieved. For Messrs. Rosenfeld, Gilbert and Fowler, 75% of their bonuses under the plan were payable based on the Company's targeted return on sales, and 25% of their bonuses under the plan were payable at the discretion of the Board, based on the Committee's recommendations after its subjective evaluation of the executives' individual contributions to the implementation of the Company's strategic business plan, all if the threshold return on sales was achieved. For Messrs. Moles and Kelly, 50% of their bonuses under the plan were payable based on the Company's targeted return on sales. For Mr. Moles, 25% was based on the percentage comparable store sales increase and the remaining 25% was based on the operating profit of stores supervised by Mr. Moles. For Mr. Kelly, 37.5% was based on the gross margin (in dollars) and the remaining 12.5% based on the gross margin return on investment of the merchandise departments supervised by Mr. Kelly.

         In 1995, the performance thresholds were not met and no bonuses were paid to these executives.

         Stock Options. The Company's practice is to award stock options to the Company's executive officers in amounts reflecting the Committee's subjective evaluation of the executive officer's position and ability to influence the Company's overall performance, previously issued option grants and management's recommendations, without any specific weight being given to any of these factors. Options are intended to provide executives with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of the executive officers with the interests of the shareholders of the Company, and to attract and retain qualified employees.

         Stock options granted in fiscal 1995 are non-statutory options, have a term of ten years, and vest at the rate of 25% per year commencing on the first anniversary of the date of grant, to provide a long-term incentive. The exercise price is not less than the fair market value of the underlying shares at the date of grant. Such options only provide compensation if the Company's stock price increases.

         Generally, the Compensation Committee reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

         Employment and Severance Agreements. The Company's practice is to have written employment agreements with all officers and store general managers to provide them with specified periods of employment, salaries and severance benefits. In 1995, the Company also entered into change in control severance agreements with its top three executive officers after reviewing the recommendations of an independent compensation consultant. These agreements are intended to encourage executives to focus their attention on performing their duties to the Company, rather than on the security of their employment. The employment and severance agreements with each of the Company's five most highly compensated executive officers are summarized on pages 10-12 of this proxy statement.

         Performance Evaluation of Mark K. Rosenfeld. Factors used by the Committee in evaluating Mark K. Rosenfeld's performance as Chairman of the Board and Chief Executive Officer included the Company's 1995 financial performance, management succession planning, strategic planning, organizational development, investor relations, formulation of major corporate policies, keeping the Board fully informed on the condition of the Company, maintaining sound corporate governance policies, and working with the directors to effectively use their talents to the best strategic advantage to the Company. Mr. Rosenfeld's 1995 salary was not increased from his 1994 base salary based on management's recommendation, the Company's results of operations in fiscal 1994 and the Committee's subjective evaluation of developments in the industry. No bonus was approved for Mr. Rosenfeld for fiscal 1995 because the Company did not meet its threshold return on sales target for fiscal 1995 under the 1995 Plan. As described in "Stock Options", the number of shares subject to options granted to Mr. Rosenfeld in fiscal 1995 reflect his position and ability to influence the Company's overall performance, determined based on the Committee's subjective judgment after reviewing management's recommendations, the amounts of proposed grants to other employees and the amount of options previously granted to Mr. Rosenfeld. The Committee recommended that the Company extend and revise its employment agreement with Mr. Rosenfeld and enter into a change in control severance agreement with him to encourage him to focus his attention on performing his duties to the Company, rather than on the security of his employment. The Committee recommended approval of the specific agreements based on its subjective judgment of what was appropriate in the circumstances after consultation with a compensation consultant with respect to the change in control agreements and review of the consultant's recommendations.




                                     COMPENSATION COMMITTEE

                                         Herman S. Kohlmeyer, Jr., Chairman
                                         Michael T. Monahan
                                         Richard Z. Rosenfeld
                                         James L. Wolohan

Performance Graph

         The following graph compares the Company's cumulative shareholder return on its Common Stock for the last five fiscal years with the cumulative total return of retailers in a peer group index, and with the cumulative total return of companies included in the Total Return Index for the NASDAQ Stock Market (U.S. Companies), a broad equity market index.

                            Comparison of Five Year Cumulative Total Return*
          Among Jacobson Stores Inc., NASDAQ Stock Market (U.S. Companies), and a Peer Group Index
 (*Assumes $100 invested on January 26, 1991 in Jacobson Common Stock, NASDAQ stocks (U.S. Companies), and an Index comprised of Peer Group Companies. Total return assumes reinvestment of dividends.)


                 1-26-91  1-25-92  1-30-93  1-29-94  1-28-95  1-27-96
                 -------  -------  -------  -------  -------  -------
Jacobson's         100      141      108      106       91       80
NASDAQ Market      100      162      182      208      200      277
Peer Group         100      129      155      146      139      156

(A paper copy of the Performance Graph as contained in the Company's definitive proxy statement has been submitted to the Securities and Exchange Commission under separate cover.)

         The peer group is comprised of ten retail companies offering mainly apparel and accessories, five of which are members of the same buying office as the Company. The members of the peer group are as follows: Crowley, Milner & Co.; Dayton Hudson Corporation; Dillard Department Stores, Inc.; Gantos, Inc.; Gottschalks Inc.; Lamonts Apparel, Inc.; The May Department Stores Company; Nordstrom, Inc.; Proffitt's, Inc.; and Strawbridge & Clothier. The shareholder returns for each of these companies have been weighted according to each company's stock market capitalization at the beginning of each period.


                            APPOINTMENT OF AUDITORS

         Arthur Andersen LLP, independent public accountants, have been auditors for Jacobson Stores Inc. and its subsidiaries since 1960. One or more representatives of that firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they want to do so, and will be available to respond to appropriate questions.

         The Board of Directors has nominated Arthur Andersen LLP as the auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending January 25, 1997. The following resolution will be offered at the meeting:

                 "RESOLVED, that Arthur Andersen LLP, independent public
                  accountants, be appointed auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending January 25, 1997."

         The Board of Directors recommends a vote FOR the resolution.


                        OTHER MATTERS AND VOTE REQUIRED

         Shareholders will be asked to approve the minutes of the 1995 Annual Meeting. The approval of minutes is not considered to be approval of the actions taken at the previous meeting.

         Management does not know of any other matter to be brought before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote according to their judgment.

         In all matters other than the election of directors, approval is given by a majority of the votes cast. Broker non-votes and abstentions will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present. Votes in all matters will be counted by Norwest Bank Minnesota, the Company's Registrar and Transfer Agent, whose address is P.O. Box 738, South St. Paul, MN 55075-0738.

Cost of Solicitation

         The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone by a few employees of the Company; and brokers, banks and others known by the Company to hold Common Stock for other beneficial owners will be requested to forward proxies and proxy soliciting material to the beneficial owners and will be reimbursed for their expenses.


Proposals for 1997 Annual Meeting

         Any shareholder's proposal intended to be presented at the 1997 Annual Meeting must be in writing, must comply with the requirements of the Securities and Exchange Commission, should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Road, Jackson, Michigan 49201-8847, and must be received by the Company at that address no later than December 10, 1996, in order to be considered for inclusion in the Company's proxy material for that meeting.


                                           By order of the Board of Directors,

                                           RICHARD Z. ROSENFELD, Secretary


Jackson, Michigan, April 9, 1996.

[ Form of Proxy -- Side 1 ]

PROXY                                                           COMMON STOCK


                            JACOBSON STORES INC.
             1996 Annual Meeting of Shareholders -- May 23, 1996

The undersigned appoint(s) MARK K. ROSENFELD and MICHAEL T. MONAHAN as proxies, each with power of substitution, and authorize(s) them to represent and vote as indicated below all shares of Common Stock of Jacobson Stores Inc. held of record by the undersigned on March 25, 1996, at the 1996 Annual Meeting of Shareholders, to be held May 23, 1996, and at any adjournments thereof.

1. ELECTION OF DIRECTORS:

        [ ]  FOR all nominees      [ ]  WITHHOLD AUTHORITY
               listed below               to vote for all nominees
               (except as marked          listed below
               to the contrary
               below)

   Class I Directors, to serve until the 1999 Annual Meeting of
   Shareholders:

           Herbert S. Amster, James B. Fowler, Herman S. Kohlmeyer, Jr., and Mark K. Rosenfeld

   (To withhold authority to vote for any nominee(s), write that person's name(s) in the following space:)

                       _______________________________


2. APPOINTMENT OF AUDITORS:

   Proposal to appoint Arthur Andersen LLP as auditors for the fiscal year ending January 25, 1997.

          [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting or any adjournments thereof.



                (Continued and to be signed on reverse side)

[ Form of Proxy -- Side 2 ]


                       (Continued from the other side)


This proxy is solicited on behalf of the Company's Board of Directors. Properly executed proxies will be voted as specified. If no direction is given or if no instructions to the contrary are indicated, proxies will be voted FOR items 1 and 2, and according to the judgment of the proxies on all other matters.

The undersigned acknowledge(s) receipt of the Notice of the 1996 Annual Meeting of Shareholders, the proxy statement for said meeting, and the Annual Report of Jacobson Stores Inc. to its shareholders for the year ended January 27, 1996.

Please sign below exactly as name(s) appear(s) below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership, please sign in the name of the shareholder, sign your name, and give your title. Unsigned or improperly signed proxies will not be counted.



                                     _______________________________
                                     Signature

                                     _______________________________
                                     Signature

                                     Dated:  ________________, 1996


                                     Please sign, date and return
                                     this proxy promptly in the
                                     enclosed envelope. This proxy
                                     will not be used if you attend
                                     the meeting in person and so
                                     request.